UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 16, 2024
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EQT Exeter Real Estate Income Trust, Inc.
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation or organization)	333-273163 (Commission File Number)	88-4108741 (I.R.S. Employer Identification Number)
Five Radnor Corporate Center 100 Matsonford Road, Suite 250 Radnor, PA 19087
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (610) 828-3200

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

Purchase and Sale Agreement for Washington Property

On October 16, 2024, EQT Exeter Real Estate Income Trust, Inc. (the “Company”), through an indirect subsidiary (the “Washington Buyer”), acquired a 202,464 square foot bulk last mile industrial facility (the “Washington Building”) located on approximately 45.1 acres of land in Tukwila, Washington (the “Washington Land”) that is subject to a Ground Lease (defined below). Construction was completed on the Washington Building in 2021, and the Washington Property (defined below) is 100% leased to a single tenant. On July 31, 2024, Exeter Property Group, LLC (the “Adviser” or “EQT Exeter”), the Company’s external adviser, entered into a purchase and sale agreement (as subsequently amended) with DPIF2 WA 6 Oxbow, LLC (“Washington Seller”), an affiliate of Dermody Properties, to acquire the Washington Building and all of the Washington Seller’s interest in the Ground Lease (together, the “Washington Property”). On October 16, 2024, the Adviser assigned the purchase and sale agreement to the Washington Buyer for $815,000.00, which was the amount of the deposit under the purchase and sale agreement. The Washington Seller is not affiliated with the Company or the Adviser.

The purchase price of the Washington Property was approximately $81.5 million, exclusive of closing costs. The Company funded the acquisition of the Washington Property with proceeds from the State Farm Portfolio Mortgage Loan (defined below) and from the sale of Class E units of EQT Exeter REIT Operating Partnership, LP (the “Operating Partnership”) to EQT Exeter Holdings US, Inc. (“EQT Exeter Holdings”), an affiliate of the Company’s sponsor, EQT AB (“EQT”).

Ground Lease

At closing on October 16, 2024, the Washington Seller assigned its interest in a ground lease (the “Ground Lease”) for the Washington Land to the Washington Buyer, and the Washington Buyer acquired a leasehold interest in the Washington Land. The initial term of the Ground Lease expires on December 31, 2074, and the Ground Lease has two ten-year extension options. As of October 16, 2024, the annualized base rent payable by the Washington Buyer to the landlord under the Ground Lease is approximately $4.9 million. The base rent under the Ground Lease is subject to 15% increases every five years with the next increase occurring on January 1, 2029. The Ground Lease is an absolute net lease whereby the Washington Buyer is required to pay all taxes, utilities, maintenance, and expenses associated with the Washington Land.

Washington Property Management Agreement

In connection with the acquisition of the Washington Property, on October 16, 2024, the Company, through the Washington Buyer, entered into a property management agreement with Exeter Property Group Advisors, LLC (the “Property Manager”), an affiliate of the Adviser (the “Property Management Agreement”). The Property Management Agreement has a term through the end of the calendar year and will be renewed automatically for successive one-year periods unless terminated by either party giving notice to the other party not less than thirty (30) days prior to the expiration of the then-current term. Pursuant to the Property Management Agreement, the Company will pay the Property Manager management fees equal to the lesser of the then-current market rate for services provided and the amount of such fee per the terms of the tenant lease. The Company will also pay the Property Manager leasing commissions based on the then-current market rate; provided if the tenant is represented by a broker, the aggregate commissions would be no more than the then-current market rate. The Company will reimburse the Property Manager for all reasonable and actual expenditures.

State Farm Portfolio Mortgage Loan

As previously disclosed, on August 15, 2024, the Company, through certain of its subsidiaries (collectively, the “State Farm Borrowers”), entered into a ten-year mortgage loan with State Farm, an unaffiliated lender, for borrowings of up to $109.60 million (as supplemented, the “State Farm Portfolio Mortgage Loan”). On

October 16, 2024, in connection with the acquisition of the Washington Property, the Company drew down approximately $40.79 million under the State Farm Portfolio Mortgage Loan, the Washington Property was added as additional collateral to secure the loan and the Washington Buyer was added as one of the State Farm Borrowers.

As of October 16, 2024, approximately $100.66 million had been funded under the State Farm Portfolio Mortgage Loan and approximately $8.94 million is held in an escrow account and will be available for funding upon completion of certain tenant improvements at the Nashville Property and subject to the terms and conditions of the loan documents. As of October 16, 2024, the State Farm Portfolio Mortgage Loan was secured by the Washington Property, the Nashville Property and the Georgetown Property. The State Farm Portfolio Mortgage Loan matures on August 30, 2034.

The State Farm Portfolio Mortgage Loan bears interest at a fixed rate of 5.75% per annum. Monthly payments are interest-only during the entirety of the State Farm Portfolio Mortgage Loan term. Any remaining principal balance and all accrued and unpaid interest and fees will be due at maturity. The State Farm Portfolio Mortgage Loan will be fully recourse to the State Farm Borrowers only.

Prepayment of the loan is permitted after a 24-month period and provided a premium is paid. If the prepayment occurs prior to the date on which eighty-four (84) monthly payments have been made, the prepayment fee shall be equal to the greater of (i) 1% of the entire principal amount of the State Farm Portfolio Mortgage Loan to be prepaid and (ii) a reinvestment yield calculated in accordance with the loan documents. If the prepayment occurs after the date on which eighty-four (84) monthly payments have been paid to State Farm and on or before the date on which ninety-six (96) monthly payments have been paid to State Farm, the prepayment fee shall be equal to two percent (2%) of either (i) the outstanding principal balance of the State Farm Portfolio Mortgage Loan, or (ii) the amount being prepaid, in accordance with the loan documents. If the prepayment occurs after the date on which ninety-six (96) monthly payments have been paid to State Farm and on or before the date on which one hundred fourteen (114) monthly payments have been paid to State Farm, the prepayment fee shall be equal to one percent (1%) of either (i) the outstanding principal balance of the State Farm Portfolio Mortgage Loan, or (ii) the amount being prepaid, in accordance with loan documents. No prepayment fee shall be payable after the date on which one hundred fourteen (114) monthly payments have been made.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in this Report set forth under Item 1.01 regarding the State Farm Portfolio Mortgage Loan is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 16, 2024, the Board of Directors (the “Board”) of the Company appointed Henry Steinberg to fill the vacant director position on the Board, effective immediately. The Board also appointed Mr. Steinberg as the Chairman of the Board. Pursuant to the advisory agreement among the Company, the Operating Partnership and the Adviser, the Adviser nominated Mr. Steinberg to fill the vacant director position on the Board, subject to the ultimate approval of such nomination by the Board.

Mr. Steinberg, age 50, assumed the role as Global Head of EQT Exeter on September 3, 2024 and oversees EQT's real estate business, spanning industrial, life science, and residential strategies across the Americas, Europe, and Asia. Prior to this new role, Mr. Steinberg served as President of EQT Exeter North America from January 2020 until September 2024. He has also served as a Partner of EQT since April 2021 and serves on EQT Exeter’s advisory committee. As President of EQT Exeter North America, Mr. Steinberg was responsible for managing EQT Exeter’s industrial real estate leasing and asset management activities and for sourcing lease transactions nationally. Prior to this role, from September 2009 to January 2020, he served as Investment/Leasing Officer responsible for the Northeast region, with a specific focus on the Metro NYC/Philadelphia area. Prior to joining EQT Exeter, he worked for Liberty Property Trust from 2003 to 2008, where as a Director of Leasing & Development he was responsible for a 5.5 million square foot warehouse, flex and office portfolio located in the Northeast region. Prior to Liberty Property Trust, Mr. Steinberg worked at Arthur Andersen as a Senior Consultant in their Strategy, Finance and Economics Practice. Mr. Steinberg earned a BA in Economics from the University of Pennsylvania and an MBA with a concentration in Finance from the Stern School of Business of New York University.

Mr. Steinberg has no family relationships that would require disclosure under Item 401(d) of Regulation S-K. The Company will enter into an indemnification agreement with Mr. Steinberg in substantially the same form as those that the Company has entered with its directors and executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 16, 2024	EQT Exeter Real Estate Income Trust, Inc.

		By:	/s/ J. Peter Lloyd
		Name:	J. Peter Lloyd
		Title:	Chief Financial Officer and Director (Principal Financial Officer)

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